Exhibit 10.2

Execution Version

PLEDGE AND SECURITY AGREEMENT

AND IRREVOCABLE PROXY

THIS PLEDGE AND SECURITY AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”), dated as of June 26, 2015, is made and given by each of the corporations, limited liability companies and limited partnerships party hereto (together with any entity subsequently joining in this Agreement, each a “Grantor” and collectively the “Grantors”) in favor of NEVADA STATE BANK, a Nevada state banking corporation (the “Secured Party”).

RECITALS

A.           Gaming Partners International Corporation, a Nevada corporation (the “Borrower”) and the Secured Party have entered into a Credit Agreement dated as of the date hereof (as amended, supplemented, extended, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) pursuant to which the Secured Party has agreed, among other things, to extend to the Borrower certain credit accommodations.

B.           It is a condition precedent to the obligation of the Secured Party to extend credit accommodations pursuant to the terms of the Credit Agreement that the Grantors agree to enter into this Agreement.

C.           Each Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to enter into the Credit Agreement and to extend credit accommodations to the Borrower thereunder, each Grantor hereby agrees with the Secured Party as follows:

Section 1.              Defined Terms.

(a)          As used in this Agreement, the following terms shall have the meanings indicated:

“Account” shall mean an “Account” as such term is defined in the NV UCC.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Agreement” shall have the meaning indicated in the opening paragraph hereof.

“Borrower” shall have the meaning set forth in Recital A above.

“Chattel Paper” shall mean “Chattel Paper” as such term is defined in the NV UCC.

“Collateral” shall have the meaning given to such term in Section 2 hereof; provided however that “Collateral” shall not include and in no event shall the security interest granted hereunder attach to any Excluded Property so long as, and only so long as, any such Collateral is Excluded Property.

“Commercial Tort Claim” shall mean “Commercial Tort Claims” as defined in the NV UCC.

“Control” shall have the meaning given to such term in Section 8-106, 9-104 or 9-106 of the applicable Uniform Commercial Code.

“Control Agreement” means a control agreement for deposit accounts, sweep accounts, securities accounts or other investment accounts, granting the Secured Party Control over such accounts in each case in form and substance reasonably satisfactory to the Secured Party.

“Credit Agreement” shall have the meaning set forth in Recital C above.

“Deposit Account” shall mean a “Deposit Account” as such term is defined in the NV UCC.

“Document” shall mean a “Document” as such term is defined in the NV UCC.

“Equipment” shall mean “Equipment” as such term is defined in the NV UCC.

“Equity Interests” shall mean all shares, interests, participations or other equivalents, however designated, of or in a corporation, a limited liability company, a general partnership, a limited liability partnership or a limited partnership, whether or not voting, including but not limited to common stock, limited liability company member interests, warrants, partnership interests, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

“Event of Default” shall have the meaning given to such term in Section 23 hereof.

“Excluded Property” shall have the meaning given to such term in Section 2 hereof.

“Financing Statement” shall have the meaning given to such term in Section 4 hereof.

“Fixtures” shall mean “Fixtures” as such term is defined in the NV UCC.

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“Foreign Subsidiary” shall mean any Subsidiary that is “foreign,” as defined in Section 7701(a)(5) of the Code, more than 50 percent of (i) the total combined voting power of all classes of stock of such corporation entitled to vote, or (ii) the total value of the stock of such corporation, is directly or indirectly owned by the Borrower.

“General Intangibles” shall mean “General Intangibles” as such term is defined in the NV UCC.

“Government Contract” shall mean a contract between any Grantor and an agency, department or instrumentality of the United States or any other jurisdiction or any state, municipal or local Governmental Authority located in the United States or any other jurisdiction or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.

“Grantor” and “Grantors” shall have the meaning indicated in the opening paragraph hereof.

“Initial Pledged Collateral” shall mean the Pledged Equity Interests and the Pledged Debt.

“Instrument” shall mean “Instrument” as such term is defined in the NV UCC.

“Inventory” shall mean “Inventory” as such term is defined in the NV UCC.

“Investment Property” shall mean “Investment Property” as such term is defined in the NV UCC.

“Letter of Credit Right” shall mean “Letter of Credit Right” as such term is defined in the NV UCC.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases) in, of or on any assets or properties of the Person referred to.

“NV UCC” shall mean the Uniform Commercial Code as enacted and in effect in the State of Nevada on the date of this Agreement.

“Obligations” shall mean (a) all indebtedness, liabilities and obligations of the Borrower to the Secured Party of every kind, nature or description under the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), including the Borrower’s obligations on any promissory note or notes under the Credit Agreement and any note or notes hereafter issued in substitution or replacement thereof or under the other Loan Documents and (b) all liabilities of any Grantor under this Agreement, the Guaranty, or any other Loan Document to which it is a party, and in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred; provided that “Obligations” shall exclude all Excluded Swap Obligations.

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“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Permitted Lien” means Liens permitted under Section 6.13 of the Credit Agreement.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government, governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Collateral” shall mean collectively (a) the Initial Pledged Collateral and the certificates and instruments representing the Initial Pledged Collateral, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Collateral, (b) all additional shares of stock, limited liability company member interests, partnership interests and debt of any issuer of or obligor upon the Initial Pledged Collateral, or any other issuer, from time to time acquired by any Grantor in any manner, and the certificates and instruments representing such additional shares, member interests, partnership interests and debt, and all dividends, interest, principal, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, limited liability company member interests, partnership interests and debt and (c) any and all collateral security now or hereafter securing all or any items of the Pledged Debt or securing all or any items of any additional debt described in clause (b) above (including after-acquired security) and all agreements granting such security (the “Related Collateral”) and all rights, remedies, powers and privileges of any Grantor under all of the foregoing.

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“Pledged Debt” shall mean the indebtedness described in Schedule I hereto as the same is updated from time to time and issued by the obligors named therein.

“Pledged Equity Interests” shall mean the Equity Interests, if any, described in Schedule I hereto as the same is updated from time to time issued by the corporations, limited liability companies and partnerships named therein, including (a) the Grantor’s capital account, if any, relating to the issuers of such Equity Interests, (b) the entire economic and voting interest of any Grantor as a shareholder, member or partner, as applicable, in the issuers of such Equity Interest and (c) the Grantor’s interest in the organizational documents of the issuers of such Equity Interests.

“Pledged Partnership/LLC Agreement” shall have the meaning given such term in Section 10(f) hereof.

“Related Collateral” shall have the meaning given to such term in the definition of “Pledged Collateral” herein.

“Secured Party” shall have the meaning indicated in the opening paragraph hereof.

“Securities Account” shall have the meaning given to such term in Section 104.8501 of the NV UCC.

“Securities Act” shall have the meaning given such term in Section 28 hereof.

“Security Interest” shall have the meaning given such term in Section 2 hereof.

(b)          All other terms used in this Agreement that are not specifically defined herein shall have the meaning assigned to such terms in the Credit Agreement or, if not specifically defined therein, shall have the meaning assigned to such terms in Article 9 of the NV UCC.

(c)          Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, and to the singular include the plural, and “or” has the inclusive meaning represented by the phrase “and/or.”  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to Sections and Schedules are references to Sections and Schedules in this Agreement unless otherwise provided.

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Section 2.              Grant of Security Interest.  As security for the payment and performance of all of the Obligations, each Grantor hereby grants to the Secured Party a first priority security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located (all being collectively referred to herein as the “Collateral”):

(a)          All Accounts.

(b)          All Chattel Paper.

(c)          All Deposit Accounts.

(d)          All Documents.

(e)          All Equipment.

(f)           All Fixtures.

(g)          All General Intangibles.

(h)          All Instruments.

(i)           All Intellectual Property.

(j)           All Inventory.

(k)          All Investment Property.

(l)           All Letter of Credit Rights.

(m)          All Pledged Collateral.

(n)          To the extent not otherwise included in the foregoing, all other rights to the payment of money, including rents and other sums payable to such Grantor under leases, rental agreements and other Chattel Paper; all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software (other than off-the-shelf software), computer runs and other papers and documents in the possession or control of such Grantor or any computer bureau from time to time acting for such Grantor; all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of such Grantor, the proceeds of which are payable to such Grantor; all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing; and all proceeds (including insurance proceeds) and products thereof.

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Notwithstanding anything herein to the contrary, in no event shall the Security Interest attach to, or the terms “Collateral,” “Pledged Collateral” or “Pledged Equity Interests” be deemed to include, (i) any of the outstanding Equity Interests in a Foreign Subsidiary; (ii) any property subject to a Lien permitted by Section 6.13(b) of the Credit Agreement if the terms of the Indebtedness secured thereby prohibit other Liens on such property; (iii) any lease, license, contract, property rights or agreement to which a Grantor is a party or any of such Grantor’s rights or interests thereunder, in any case if and for so long as and to the extent that the grant of the Security Interest or lien shall constitute or result in (A) the abandonment, invalidation or unenforceability of any material right, title or interest of such Grantor therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such breach, termination or default would be rendered ineffective pursuant to Sections 104.9406, 104.9407, 104.9408 or 104.9409 of the NV UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that the Security Interest (x) shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied, (y) to the extent severable, shall attach immediately to any term of such lease, license, contract, property rights or agreement to the extent that such attachment does not result in any of the consequences specified in (A) or (B) above and (z) shall attach immediately to any such lease, license, contract, property rights or agreement to which the account debtor or the Grantor’s counterparty has consented to such attachment; (iv) any Equity Interest acquired after the Closing Date that is an Equity Interest in an entity other than a Subsidiary of the Borrower solely to the extent such acquisition or Investment is permitted under Section 6.11(e) of the Credit Agreement, if the terms of the organizational documents of the issuer of such Equity Interests do not permit the grant of a security interest in such Equity Interests by the owner thereof or the applicable Grantor has been unable to obtain any approval or consent to the creation of a Security Interest therein that is required under such organizational documents; (v) any application to register any trademark or service mark prior to the filing under applicable law of a verified statement of use (or the equivalent) for such trademark or service mark to the extent the creation of a Security Interest therein or the grant of a mortgage thereon would void or invalidate such trademark or service mark; and (vi) any license, permit, or authorization issued by any Gaming Authority solely to the extent a security interest is prohibited under Gaming Laws or which would require a license, registration, finding of suitability or other similar approval or procedure by any Gaming Authority prior to being pledged, hypothecated, or given as collateral security (to the extent such license finding or approval has not been obtained) (collectively, the “Excluded Property”); provided, however, that any Collateral (or any portion thereof) that ceases to satisfy the criteria for Excluded Property (whether as a result of a Grantor obtaining any necessary consent, any change in any rule of law, statute or regulation or otherwise) shall no longer be Excluded Property and the Security Interest shall attach immediately to such Collateral (or portion thereof) at such time.

Section 3.              Grantors Remain Liable.  Anything herein to the contrary notwithstanding, (a) the relevant Grantor shall remain liable under its Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the Accounts or any other items included in the Collateral and (c) the Secured Party shall not have any obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

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Section 4.              Title to Collateral.  The relevant Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except the Security Interest and except Permitted Liens.  The Grantors will not license any Collateral (other than pursuant to non-exclusive licenses in the ordinary course of business) without the prior written consent of the Secured Party.  The Grantors will defend the Collateral against all claims or demands of all Persons (other than the Secured Party and Persons holding Permitted Liens) claiming the Collateral or any interest therein.  As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except (a) such as may have been filed in favor of the Secured Party relating to this Agreement, (b) such as may have been filed to perfect Permitted Liens or (c) Financing Statements to be terminated on the Closing Date in connection with indebtedness repaid on the Closing Date.

Section 5.              Disposition of Collateral.  No Grantor will sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except as otherwise permitted by the Credit Agreement.

Section 6.              Delivery of Pledged Collateral.  Subject to Gaming Laws, all certificates and instruments representing or evidencing the Initial Pledged Collateral shall be delivered to the Secured Party contemporaneously with the execution of this Agreement, or within five Business Days after the Closing Date.  Subject to Gaming Laws, all certificates and instruments representing or evidencing Pledged Collateral received by any Grantor after the execution of this Agreement shall be delivered to the Secured Party promptly upon that Grantor’s receipt thereof.  Subject to Gaming Laws, all such certificates and instruments shall be held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party.  With respect to all Pledged Collateral consisting of uncertificated securities, book-entry securities or securities entitlements, and subject to Gaming Laws, any Grantor shall either (a) execute and deliver, and cause any necessary issuers or securities intermediaries to execute and deliver, control agreements in form and substance satisfactory to the Secured Party covering such Pledged Collateral, or (b) cause such Pledged Collateral to be transferred into the name of the Secured Party.  Subject to Gaming Laws, the Secured Party shall have the right at any time after an Event of Default has occurred and is continuing to cause any or all of the Pledged Equity Interests to be transferred of record into the name of the Secured Party or its nominee (but subject to the rights of any Grantor under Section 10) and to exchange certificates representing or evidencing Pledged Equity Interests for certificates of smaller or larger denominations.

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Section 7.              Intellectual Property Representations and Warranties.

(a)          Schedule III contains a complete and accurate listing as of the Closing Date (or, if later, as of the date any Grantor becomes party hereto) of all United States and material state and foreign registered Intellectual Property of the Grantors, including but not limited to (i) United States, state and foreign trademark registrations and applications for trademark registration, (ii) United States, state and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions and reexaminations thereof, (iii) United States, state and foreign copyright registrations and applications for registration, (iv) industrial design registrations and industrial design applications, (v) domain names, (vi) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to any Grantor or otherwise used by any Grantor under contract and (vii) the names of any Person that has been granted rights in respect thereof outside of the ordinary course of business.

(b)          Except as could not be reasonably expected to result in a Material Adverse Effect, such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part.

(c)          To the Grantor’s knowledge, no Person other than the Grantors has any right or interest of any kind or nature in or to the Intellectual Property, including any right to sell, license, lease, transfer, distribute, use or otherwise exploit the Intellectual Property or any portion thereof outside of the ordinary course of the Grantors’ business, except as noted on Schedule III.  Each Grantor has good and marketable title to, and the valid and enforceable power and right to sell, license, transfer, distribute, use and otherwise exploit, its Intellectual Property, except as noted on Schedule III or as could not reasonably be expected to result in a Material Adverse Effect.

(d)          None of any Grantor’s material Intellectual Property the value of which to such Grantor is contingent upon maintenance of the confidentiality thereof has been disclosed by any Grantor to any Person other than employees, contractors, customers, representatives and agents of the Grantors who are parties to customary confidentiality and nondisclosure agreements with the applicable Grantor, except where such disclosures, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

(e)          To the Grantors’ knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of any Grantor to the Intellectual Property or has breached or is breaching any duty or obligation owed to any Grantor in respect of the Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

(f)          No settlement, consent, covenant not to sue, nonassertion assurance or release that any Grantor has entered into, or to which any Grantor is bound, adversely affects any Grantor’s rights to own or use any Intellectual Property, except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

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(g)          No Grantor has received any written notice that remains outstanding challenging the validity, enforceability or ownership of any Intellectual Property, except where such challenges could not reasonably be expected to result in a Material Adverse Effect, either individually or in the aggregate, and to each Grantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

(h)          Each Grantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Grantor’s business.

(i)          Each Grantor uses adequate standards of quality in the manufacture, distribution and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by such Grantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

(j)          The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any material Intellectual Property.

(k)          No holding, decision or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, any Grantor’s right to register, or any Grantor’s rights to own or use any material Intellectual Property, and no such action or proceeding is pending or, to any Grantor’s knowledge, threatened.

(l)          Except as could not be reasonably expected to result in a Material Adverse Effect, each Grantor has been using appropriate statutory notice of registration in connection with its use of registered trademarks, proper marking practices in connection with the use of patents and appropriate notice of copyright in connection with the publication of copyrights material to such Grantor’s business.

Section 8.            Intellectual Property Covenants.

(a)         Concurrently with the execution and delivery of this Agreement, each Grantor that owns or holds any United States registered Intellectual Property shall execute and deliver to the Secured Party a separate Confirmatory Grant of Security Interest in Intellectual Property in the form of Exhibit A.  Upon filing thereof in the applicable office, and filing of appropriate financing statements in the appropriate jurisdictions, all action necessary or desirable to protect and perfect the security interest in, to and on the Grantors’ United States patents, trademarks or copyrights will have been taken and such perfected security interest will be enforceable as such as against any and all creditors of and purchasers from the Grantors.

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(b)          Notice of Filing of Intellectual Property.  If, after the Closing Date, any Grantor obtains rights to, including but not limited to by filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks federal registration of, any new patentable invention, trademark or copyright in addition to Intellectual Property described on Schedule III, such Grantor shall provide the Secured Party with notice thereof (i) after obtaining such rights or applying for such application with respect to any such Intellectual Property that is material to the business and operations of the Grantors, taken as a whole, within 90 days thereafter, and (ii) with respect to all such Intellectual Property, promptly following a request from the Secured Party and in any event within 30 days after such request.  Promptly upon request by the Secured Party, each Grantor shall execute and deliver to the Secured Party any supplement to this Agreement or any other document reasonably requested by the Secured Party to evidence the Security Interest in a form appropriate for recording in the applicable United States federal office.  Each Grantor also hereby authorizes the Secured Party to modify this Agreement unilaterally (i) by amending Schedule III to include any future United States registered Intellectual Property of which the Secured Party receives notification from any Grantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing in Schedule III a description of such Intellectual Property.

Section 9.            Certain Warranties and Covenants.  Each Grantor makes the following warranties and covenants:

(a)          The Pledged Equity Interests have been duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable.  The Pledged Debt, if any, to the Grantor’s knowledge, has been duly authorized, issued and delivered and is the legal, valid and binding obligation of the obligors thereof and is not in default.  The certificates and instruments, as applicable, representing the Pledged Collateral are genuine.  Except as may be provided by the law of the jurisdiction in which a Foreign Subsidiary is organized, the Pledged Collateral is not subject to any offset or similar right or claim of the issuers thereof.

(b)          As of the Closing Date (or, if later, the date such Grantor becomes a party hereto), the Pledged Equity Interests constitute the percentage of the issued and outstanding ownership interests of the respective issuers thereof indicated on Schedule I (if any such percentage is so indicated).

(c)          As of the Closing Date (or, if later, the date such Grantor becomes a party hereto), there are no obligations for borrowed money or other indebtedness owed to any Grantor, including with respect to the deferred purchase price of property (but excluding all accounts payable on ordinary trade terms) other than as specifically permitted pursuant to Section 6.11 of the Credit Agreement and as set forth on Schedule I hereto, as the same is updated from time to time. Grantors hereby agree to provide the Secured Party with written notice within 10 Business Days of obtaining any debt instruments or any rights or interests owed to such Grantor with an individual value in excess of $50,000, or an aggregate value for all such debt instruments or rights or interests in excess of $200,000, and upon written request from the Secured Party, each Grantor hereby agrees to pledge such debt instrument or such rights or interests and deliver such documents and certificates as the Secured Party may reasonably request in connection with the perfection and Control of such debt instrument or such rights or interests.

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(d)          No Grantor shall forgive, cancel, subordinate, compromise, modify, amend or extend the time for payment of, or waive any default under, any of the Pledged Debt, or modify or amend, or waive any default under, any agreement with respect to the Related Collateral, or consent to or acquiesce in any of the foregoing, without in each case the prior written consent of the Secured Party.

(e)          None of the Collateral (i) shall be deposited in, credited to or otherwise subject to any Securities Account, except a Securities Account subject to the Control of the Secured Party, or (ii) shall be subject to the Control of any Person other than the applicable Grantor and the Secured Party.

(f)          Each Grantor will (i) cause each issuer of the Pledged Equity Interests that it controls not to issue any Equity Interests in addition to or in substitution for the Pledged Equity Interests issued by such issuer, except to the Grantor or as otherwise permitted by the Credit Agreement, and (ii) pledge hereunder, promptly upon its acquisition thereof, any and all additional Equity Interests of each issuer of the Pledged Equity Interests that are issued to the Grantor.

(g)          Other than Deposit Accounts and Securities Accounts for which a Grantor provides written notice to Secured Party after the date hereof (other than Deposit Accounts opened with the Secured Party), Schedule II lists, as of the Closing Date, each Grantor’s Deposit Accounts and Securities Accounts (collectively, the “Existing Accounts”).  Each Grantor (other than the Parent and Intermediate Holdings) shall (a) in accordance with Section 6.14 of the Credit Agreement deposit all of its cash in (i) Deposit Accounts maintained with the Secured Party or (ii) in an account with another Person otherwise subject to a Control Agreement to the extent permitted under Section 6.14 of the Credit Agreement; and (b) maintain all Securities Accounts, if any, with the Secured Party or in an account otherwise subject to a Control Agreement.

(h)          Each Grantor shall promptly notify the Secured Party, in writing, of: (i) any Lien (other than Permitted Liens) on any of the Collateral which would materially and adversely affect the ability of the Secured Party to exercise any of its remedies hereunder, (ii) the occurrence of any other event which could reasonably be expected to materially and adversely effect the aggregate value of the Collateral or on the Security Interest, (iii) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract with an individual value in excess of $250,000 or to the extent the aggregate value of all Government Contracts is in excess of $750,000, and (iv) the acquisition or ownership by such Grantor of any (A) Commercial Tort Claim (other than, as long as no Default exists, a Commercial Tort Claim for less than $250,000), or (B) any Letter of Credit Rights after the Closing Date.

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(i)           As of the date hereof, there are no Partnership/LLC Interests that are Pledged Equity Interests by their terms expressly provide that they are securities governed by Article 8 of the applicable Uniform Commercial Code.   Each Grantor covenants and agrees that it will not permit any issuer of Pledged Equity Interests to elect to opt into or voluntarily allow any Partnership/LLC Interest to be governed by Article 8 of the applicable Uniform Commercial Code without the prior written consent of the Secured Party.   Except to the extent prohibited by applicable law, if certificates representing any Partnership/LLC Interests that are Pledged Equity Interests have been issued, such certificates have been delivered to the Secured Party along with duly executed and undated stock powers or other similar endorsements in blank with respect to such Partnership/LLC Interests on the date of this Agreement or if issued after the date hereof, within 5 Business Days of the issuance of such certificates.  None of the Partnership/LLC Interests that are Pledged Equity Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) are Investment Company Securities (as defined in the UCC) or (iii) are held in a Securities Account.

Section 10.            Voting Rights; Dividends; Distributions, Equity Interest in Limited Liability Companies and Partnerships, Etc.

(a)          Subject to paragraph (d) of this Section 10, the relevant Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Equity Interests or any other Equity Interests that become part of the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that no Grantor shall exercise or refrain from exercising any such right if such action could reasonably be expected to have a material adverse effect on the value of the Pledged Collateral or any material part thereof.

(b)          Subject to paragraph (e) of this Section 10, the relevant Grantor shall be entitled to receive, retain and use in any manner not prohibited by the Credit Agreement any and all principal, interest, dividends and other distributions paid in respect of the Pledged Collateral, subject to compliance with applicable Gaming Laws.

(c)          So long as an Event of Default shall have occurred and be continuing and the Secured Party has notified the applicable Grantor of the Secured Party’s intention to exercise its voting power under this subsection (c), subject to compliance with applicable Gaming Laws,

i.            the Secured Party may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Pledged Equity Interests or Investment Property constituting Collateral.  EACH GRANTOR HEREBY GRANTS THE SECURED PARTY AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL THE SATISFACTION, IN FULL, OF ALL OBLIGATIONS) EXERCISABLE UNDER SUCH CIRCUMSTANCES TO VOTE THE PLEDGED EQUITY INTERESTS, INVESTMENT PROPERTY AND SUCH OTHER COLLATERAL; AND

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ii.         such Grantor shall promptly deliver to the Secured Party such additional proxies and other documents as may be necessary to allow the Secured Party to exercise such voting power.

(d)          During the continuance of an Event of Default, and subject to Gaming Laws, the Secured Party shall have the right in its sole discretion, and the Grantors shall each execute and deliver all such proxies and other instruments as may be necessary or appropriate to give effect to such right, to terminate all rights of the Grantors to exercise or refrain from exercising the voting and other consensual rights they would otherwise be entitled to exercise pursuant to Section 10(a) hereof, and all such rights shall thereupon become vested in the Secured Party that shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights; provided, however, that the Secured Party shall not be deemed to possess or have control over any voting rights with respect to any Pledged Collateral unless and until the Secured Party has given written notice to the relevant Grantor that any further exercise of such voting rights by such Grantor is prohibited and that the Secured Party and/or its assigns will henceforth exercise such voting rights; and provided, further, that neither the registration of any item of Pledged Collateral in the Secured Party’s name nor the exercise of any voting rights with respect thereto shall be deemed to constitute a retention by the Secured Party of any such Collateral in satisfaction of the Obligations or any part thereof.

(e)          During the continuance of an Event of Default, and subject to Gaming Laws:

i.            all rights of the Grantors to receive the principal, interest, dividends and other distributions that the Grantors would otherwise be authorized to receive and retain pursuant to Section 10(b) hereof shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to receive and hold such property as Pledged Collateral, and

ii.         all payments of principal, interest, dividends and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this subsection (e) shall be received in trust for the benefit of the Secured Party, shall be segregated from such Grantor’s other funds and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

(f)          Each of the Grantors covenants and agrees that each of the limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement to which a Grantor is a party and relating to any Partnership/LLC Interests that are Pledged Equity Interests (as amended, restated, supplemented or otherwise modified from time to time, a “Pledged Partnership/LLC Agreement”) is hereby amended by this Section 10(f) to permit each member, manager and partner that is a Grantor to pledge all of the Partnership/LLC Interests that are Pledged Equity Interests in which such Grantor has rights to and grant and collaterally assign to the Secured Party a lien and security interest in its Partnership/LLC Interests that are Pledged Equity Interests in which such Grantor has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Pledged Partnership/LLC Agreement or otherwise, but in all events subject to Gaming Laws.

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(g)          During the continuance of an Event of Default, subject to Gaming Laws, the Secured Party or its designees shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Pledged Partnership/LLC Agreement and the Secured Party shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Pledged Partnership/LLC Agreement in accordance with the terms of Section 10(d).  For avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to the Pledged Partnership/LLC Agreement or otherwise shall be necessary to permit the Secured Party to be substituted as a member, manager or partner pursuant to this Section 10(g).  The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Secured Party and each of their respective successors, assigns and designated agents, as intended third party beneficiaries.

(h)          Each applicable Grantor and each applicable Pledged Interest issuer agrees that so long as this Agreement remains in effect, no Pledged Partnership/LLC Agreement shall be amended to modify the provisions of Section 10(f) without the prior written consent of the Secured Party, which consent shall not be unreasonably withheld or delayed.

Section 11.            Names, Offices, Locations, Jurisdiction of Organization.  Each Grantor’s legal name (as set forth in its constituent documents filed with the appropriate governmental official or agency), jurisdiction of organization and organizational number are set forth on Schedule IV.  If any Grantor has been involved in a merger or a disposition of substantially all of the assets of another person in the five years before the later of the Closing Date and the date such Grantor becomes a party hereto, the name of the merged entity or the seller of such assets is set forth on Schedule IV next to the name of such Grantor. Each Grantor shall from time to time at the request of the Secured Party provide the Secured Party with current good standing certificates or state-certified constituent documents from the appropriate governmental officials. The chief executive office of each Grantor is located at its address set forth on the signature page hereof.  All premises where Collateral is located are identified on Schedule IV, which shall be deemed to be updated from time to time to incorporate additional locations disclosed by the Borrower in writing to the Secured Party.  No Grantor shall locate or relocate any item of Collateral into any jurisdiction in which an additional Financing Statement would be required to be filed to maintain the Secured Party’s perfected security interest in such Collateral unless such additional Financing Statement is first filed in such jurisdiction (or such Financing Statement is a fixture filing).  No Grantor does business nor has done business during the past five years under any trade name or fictitious business name except as disclosed on Schedule III or as otherwise specified from time to time in writing by such Grantor in accordance with the terms of this Agreement.  Except as disclosed on Schedule IV under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the five years before the later of the Closing Date and the date such Grantor becomes a party to this Agreement.  No Grantor shall change its name, the location of its chief executive office or its corporate structure (including without limitation its jurisdiction of organization) unless the Secured Party has received at least 10 Business Days’ prior written notice thereof and such Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments as are required or appropriate to continue the perfection of the Security Interest.

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Section 12.           Rights to Payment.  Each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the relevant Grantor’s records pertaining thereto as being obligated to pay or perform such obligation.  Without the Secured Party’s prior written consent, no Grantor will agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business.  Each Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

Section 13.           Further Assurances; Attorney-in-Fact.

(a)          Each Grantor agrees that from time to time, at its expense, and subject to Gaming Laws and the limitations of Section 13(c), it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that any Grantor execute and deliver such instruments or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was executed and delivered or action taken in a similar context or on a prior occasion).  Without limiting the generality of the foregoing, each Grantor will, promptly and from time to time at the reasonable request of the Secured Party, (i) execute, authorize or file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral that the Secured Party determines might be deemed to be fixtures, and, subject to the limitations of Section 13(c), and instruments and notices with respect to vehicle titles) as may be necessary or desirable, or as the Secured Party may request, in order to perfect, preserve and enhance the Security Interest granted or purported to be granted hereby; (ii) use commercially reasonable efforts to obtain from any bailee holding any item of Collateral an acknowledgement, in form satisfactory to the Secured Party, that such bailee holds such Collateral for the benefit of the Secured Party; (iii) use commercially reasonable efforts to obtain from any securities intermediary, or other party holding any item of Collateral, Control Agreements in form satisfactory to the Secured Party; (iv) if an Event of Default exists, deliver and pledge to the Secured Party all Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to each Grantor, all in form and substance reasonably satisfactory to the Secured Party; (v) use commercially reasonable efforts to obtain waivers, in form satisfactory to the Secured Party, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located; and (vi) deliver all other items and perform all other actions required pursuant to Section 5.11 of the Credit Agreement.

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(b)          Each Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law, including Financing Statements designating the Collateral as “all assets” or “all personal property” or words of like import.  Each Grantor irrevocably waives any right to notice of any such filing, provided that Secured Party shall endeavor to provide notice to such Grantor promptly after filing any such Financing Statement.  A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

(c)          Upon the occurrence and during the continuance of an Event of Default, at the request of the Secured Party, all applications for certificates of title or ownership indicating the Secured Party’s first priority Lien on any and all Equipment that constitute vehicles (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Secured Party shall deem reasonably advisable to perfect its Liens on such vehicles; provided, that at all times, each certificate of title or ownership relating to each such vehicle of such Grantor shall be maintained by such Grantor in accordance with applicable law to reflect the ownership interest of such Grantor.  In addition, upon the acquisition after the date of this Agreement of any vehicle with a purchase price of over $100,000, at the request of Secured Party, an application for certificate of title or ownership indicating the Secured Party’s first priority Lien on such vehicle (subject to any Permitted Liens), and any other necessary documentation, shall be filed in each office in each jurisdiction which the Secured Party shall deem reasonably advisable to perfect its Liens on such vehicle.

(d)          The Grantors will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party reasonably requests, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

(e)          Subject to compliance with Gaming Laws, in furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement and the other Loan Documents, each Grantor hereby appoints the Secured Party such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time during the continuation of an Event of Default and in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof. THE GRANTORS EACH HEREBY ACKNOWLEDGE, CONSENT AND AGREE THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 13(e) IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND SHALL BE EFFECTIVE UNTIL THE SATISFACTION OF ALL OBLIGATIONS.

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Section 14.           Taxes and Claims.  In addition to the requirements under Section 5.4 of the Credit Agreement, each Grantor will promptly pay all income taxes and other material governmental charges or taxes levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on such Grantor’s books in accordance with GAAP.

Section 15.           Books and Records.  In addition to the requirements under Section 5.7 of the Credit Agreement, each Grantor will keep and maintain at its own cost and expense reasonably satisfactory and materially complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts, Chattel Paper and other items included in the Collateral.

Section 16.           Inspection, Reports, Verifications.  Subject to Gaming Laws, each Grantor will upon prior written notice and at all reasonable times (which times, unless an Event of Default is continuing, shall be during normal business hours and at mutually agreeable times) permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and such Grantor’s books and records concerning the Collateral, wherever located, provided, that, unless a Default or an Event of Default is continuing, the Secured Party shall not conduct such visits, inspections and examinations more than two times per calendar year.  Each Grantor will from time to time when requested by the Secured Party furnish to the Secured Party a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof.  During the continuance of an Event of Default, the Secured Party or its designee is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Section 17.           Notice of Loss.  The Grantors will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to any Grantor, in any material item of Collateral or the prospect of payment or performance thereof, in each case that would reasonably be expected to cause a Material Adverse Effect.

Section 18.           Insurance.  Each Grantor shall maintain with financially sound and reputable insurance companies insurance on all of its Property in such amounts and covering such risks as are consistent with sound business practice  and as are customarily carried by companies engaged in similar business and owning similar properties in localities where the Grantors operate in accordance with Section 5.3 of the Credit Agreement, and the Borrower, on behalf of the Grantors, will furnish to the Secured Party upon request full information as to the insurance carried and evidence that the endorsements, declaration pages and certificates furnished pursuant to Section 3.1.(a)(vii) of the Credit Agreement are in full force and effect.  Each Grantor will name the Secured Party as an additional insured with respect to general liability insurance and as a lender loss payee with respect to property insurance at all times prior to the repayment in full of the Obligations.

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Section 19.            Lawful Use; Fair Labor Standards Act.  Each Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without any material violation of any federal, state or local law, statute or ordinance.  All Inventory of any Grantor as of the date of this Agreement that was produced by such Grantor or with respect to which such Grantor performed any manufacturing or assembly process was produced by such Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by any Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

Section 20.            Action by the Secured Party.  If any Grantor at any time fails to perform or observe any of the foregoing agreements, subject to Gaming Laws, the Secured Party shall have (and each Grantor hereby grants to the Secured Party) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of such Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements and the indorsement of instruments); and each Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 21.            Insurance Claims.  As additional security for the payment and performance of the Obligations, each Grantor hereby assigns to the Secured Party any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of such Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto.  At any time whether before or after the occurrence of any Event of Default (or, for any such claim that is less than $250,000, only during the continuation of an Event of Default), the Secured Party may (but need not), in the Secured Party’s name or in any Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Notwithstanding any of the foregoing, so long as no Event of Default is continuing the Grantors shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory or other assets used or usable in the Grantors’ business.

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Section 22.            The Secured Party’s Duties.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping that the Secured Party accords its own property of like kind.  Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.  The Secured Party will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by a Grantor with respect to the Collateral in the Secured Party’s possession if the Secured Party in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Secured Party to comply with any such request shall not of itself be deemed a failure to exercise reasonable care with respect to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 23.            Default.  Each of the following occurrences shall constitute an “Event of Default” under this Agreement: (a) any Grantor shall fail to observe or perform its covenant or agreement set forth in Section 4, 5, 6, 8, 9, 10, 11, 12, 14 or 18 of this Agreement; (b) any Grantor shall fail to observe or perform any other covenant or agreement applicable to it under this Agreement, which breach is not remedied within 30 days after the earlier of (i) the date on which an Authorized Officer of such Grantor becomes aware thereof or (ii) the date on which such Grantor receives notice of the same from the Secured Party; (c) any material representation or warranty made by any Grantor in this Agreement or any material schedule, exhibit, supplement or attachment hereto or in any financial statements, or written reports or certificates heretofore or at any time hereafter submitted by or on behalf of any Grantor to the Secured Party, shall prove to have been false or materially misleading when made; or (d) any “Event of Default” (as defined in the Credit Agreement) shall occur under the Credit Agreement.

Section 24.            Remedies on Default.  Upon and during the continuance of an Event of Default, and subject to compliance with Gaming Laws:

(a)           The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the NV UCC.

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(b)          The Secured Party shall have the right to enter upon and into and take possession of all or such part or parts of the properties of each Grantor, including lands, plants, buildings, Equipment, Inventory and other property, as may be necessary or appropriate in the judgment of the Secured Party to permit or enable the Secured Party to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Secured Party may elect, and to use and operate said properties for said purposes and for such length of time as the Secured Party may deem necessary or appropriate for said purposes without the payment of any compensation to any Grantor therefor.  The Secured Party may require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Secured Party, forthwith assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place or places to be designated by the Secured Party.  The Secured Party may give any entitlement orders deemed appropriate by it with respect to the Investment Property and Pledged Collateral.  The Secured Party may for any reason apply for the appointment of a receiver over any Grantor or any of the Collateral, to which appointment each Grantor hereby consents.

(c)          Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable.  The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which the sale was so adjourned.

(d)          The Secured Party is hereby granted a license or other right to use, without charge, all of each Grantor’s property, including, without limitation, all of each Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale or selling any Collateral, and such Grantor’s rights under all licenses and all franchise agreements shall inure to the Secured Party’s benefit until the Obligations are paid in full.

(e)          If notice to any Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 30 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against any Grantor, or against any other Person or property.  The Secured Party (i) may dispose of the Collateral in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable, (ii) shall have no duty to prepare or process the Collateral prior to sale, (iii) may disclaim warranties of title, possession, quiet enjoyment and the like and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

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Section 25.            Remedies as to Certain Rights to Payment.  During the continuance of an Event of Default the Secured Party may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Secured Party and that the same should be performed as requested by, or paid directly to, the Secured Party, as the case may be.  Each Grantor shall join in giving such notice, if the Secured Party so requests.  During the continuance of an Event of Default, the Secured Party may, in the Secured Party’s name or in any Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person.  If any payments on any such Collateral are received by such Grantor after an Event of Default has occurred and is continuing, such payments shall be held in trust by such Grantor as the property of the Secured Party and shall not be commingled with any funds or property of such Grantor and shall upon the request of the Secured Party be forthwith remitted to the Secured Party for application on the Obligations.

Section 26.           Application of Proceeds.  Subject to Gaming Laws, all cash proceeds received by the Secured Party in respect of any sale of, collection from or other realization upon all or any part of the Collateral in connection with the Secured Party’s exercise of its remedies hereunder may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter so long as an Event of Default shall have occurred and be continuing be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 27 hereof).

Section 27.           Costs and Expenses; Indemnity.  In addition to the requirements set forth in Section 8.12 of the Credit Agreement, the Grantors will pay or reimburse the Secured Party on demand for all reasonable out of pocket expenses paid or incurred by the Secured Party, including in each case all filing and recording costs and fees, taxes, reasonable charges and disbursements of outside counsel to the Secured Party or the allocated costs of in-house counsel incurred from time to time, in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, including without limitation any actions taken by the Secured Party pursuant to Section 12, and all such costs and expenses shall be part of the Obligations secured by the Security Interest.  The Grantors shall indemnify and hold the Secured Party harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) arising or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Secured Party’s actions pursuant hereto, except claims, losses or liabilities resulting from the Secured Party’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.  Any liability of the Grantors to indemnify and hold the Secured Party harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest.  The obligations of the Grantors under this Section shall survive any termination of this Agreement.

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Section 28.           Waiver of Certain Claims.  The Grantors acknowledge that because of present or future circumstances, a question may arise under the Securities Act of 1933, as from time to time amended (the “Securities Act”), with respect to any disposition of the Pledged Collateral and Investment Property permitted hereunder.  The Grantors understand that compliance with the Securities Act may very strictly limit the course of conduct of the Secured Party if the Secured Party attempts to dispose of all or any portion of the Pledged Collateral and Investment Property and may also limit the extent to which or the manner in which any subsequent transferee of the Pledged Collateral and Investment Property or any portion thereof may dispose of the same.  There may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or any portion of the Pledged Collateral and Investment Property under the applicable “Blue Sky” or other securities laws or similar laws analogous in purpose or effect.  The Secured Party may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Collateral and Investment Property for their own account for investment only and not to engage in a distribution or resale thereof.  The Grantors agree that the Secured Party shall not incur any liability, and any liability of the Grantors for any deficiency shall not be impaired, as a result of the sale of the Pledged Collateral and Investment Property or any portion thereof at any such private sale in a manner that the Secured Party reasonably believes is commercially reasonable (within the meaning of Section 9-627 of the Uniform Commercial Code).  The Grantors hereby waive any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Collateral and Investment Property may have been sold at such sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party shall accept the first offer received and does not offer any portion of the Pledged Collateral and Investment Property to more than one possible purchaser, so long as such sale was commercially reasonable.  The Grantors further agree that the Secured Party has no obligation to delay sale of any Pledged Collateral and Investment Property for the period of time necessary to permit the issuer of such Pledged Collateral and Investment Property to qualify or register such Pledged Collateral and Investment Property for public sale under the Securities Act, applicable Blue Sky laws and other applicable state and federal securities laws, even if said issuer would agree to do so.  Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any portion of the Pledged Collateral and Investment Property for private placement by an investment banking firm, or if such investment banking firm purchased all or any portion of the Pledged Collateral and Investment Property for its own account, or if the Secured Party placed all or any portion of the Pledged Collateral and Investment Property privately with a purchaser or purchasers, so long as in each case such sale was commercially reasonable.

Section 29.           Waivers; Remedies; Marshalling.  This Agreement can be waived, modified, amended, terminated or discharged and the Security Interest can be released only explicitly in a writing signed by the Secured Party.  A waiver so signed shall be effective only in the specific instance and for the specific purpose given.  Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party.  All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other.  The Grantors hereby waive all requirements of law, if any, relating to the marshalling of assets that would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

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Section 30.           Notices.  Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing.  All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier or from four days after the date of mailing if mailed.  All notices shall be made in a manner consistent with the Credit Agreement.

Section 31.           Grantor Acknowledgments.  Each Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b)  Secured Party has no fiduciary relationship to the respective Grantor, the relationship being solely that of debtor and creditor and (c) no joint venture exists between the respective Grantor and the Secured Party.

Section 32.           Continuing Security Interest; Assignments under Credit Agreement.  This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations (other than inchoate indemnity obligations, if any) of the Secured Party to extend credit accommodations to the Borrower, (b) be binding upon each Grantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees and assigns.  Without limiting the generality of the foregoing clause (c), subject to Gaming Laws, the Secured Party may assign or otherwise transfer all or any portion of their respective rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of its rights under this Agreement to such Persons.

Section 33.           Termination of Security Interest.  Upon payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to the Borrower (other than inchoate indemnity obligations), the Security Interest and other liens granted hereby shall terminate.  Upon such termination, the Secured Party will promptly return to the Borrower or the applicable Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantors such documents, releases, satisfactions and termination statements as the Grantors shall reasonably request to evidence such termination.  Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantors and shall be without warranty by, or recourse to, the Secured Party.  As used in this Section, “Grantors” includes any assigns of any Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 34.            Governing Law and Construction.  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEVADA.  GRANTORS AND SECURED PARTY INTEND THAT THIS AGREEMENT COMPLIES WITH ALL APPLICABLE GAMING LAWS.  ACCORDINGLY, THE PROVISIONS OF THIS AGREEMENT ARE SUBJECT, IN THEIR ENTIRETY, TO APPLICABLE GAMING LAWS AND APPROVALS OF ANY APPLICABLE GAMING AUTHORITY, EVEN THOUGH A PARTICULAR PROVISION MAY NOT SO EXPRESSLY PROVIDE.  Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

24

Section 35.           Consent to Jurisdiction.  AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE COURT SITTING IN CLARK COUNTY, NEVADA; AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.  IN THE EVENT ANY GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 36.           Waiver of Notice and Hearing.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE SECURED PARTY’S EXERCISE OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR ITS RIGHTS TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.  EACH GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 37.           Waiver of Jury Trial; Arbitration; Class Action Waiver.  This Section contains a jury waiver, arbitration clause, and a class action waiver.  READ IT CAREFULLY.

(a)          Jury Trial Waiver.  The Grantors each waive their respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury.  If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”).

(b)          Arbitration.  If a claim, dispute, or controversy arises with respect to this Agreement or the other Loan Documents, or any other agreement or business relationship between the parties hereto whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, either party may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party.  By agreeing to arbitrate a Dispute, each party gives up any right that party may have to a jury trial, as well as other rights that party would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

25

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party.  If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator.  Disputes include matters (i) relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, (ii) based on or arising from an alleged tort, or (iii) involving either party’s employees, agents, affiliates, or assigns of a party.  However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court.  If a third party is a party to a Dispute, each party will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party.  Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in Las Vegas, Nevada.

After entry of an arbitration order, the non-moving party shall commence arbitration.  The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration.  The arbitrator:  (i) will hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment; (ii) will render a decision and any award applying applicable law;  (iii) will give effect to any limitations period in determining any Dispute or defense; (iv) shall enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable; (v) with regard to motions and the arbitration hearing, shall apply rules of evidence governing civil cases; and (vi) will apply the law of the state specified in the agreement giving rise to the Dispute.  Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession.  The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators.  To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute.  A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding.  On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator.  Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if the Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

26

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.  This arbitration provision shall survive any termination, amendment, or expiration of this Agreement.  If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

(c)          Class Action Waiver.  the GRANTORS EACH waive the right to Litigate in court or arbitrate any claim or Dispute as a class action, either as a member of a class or as a representative, or to act as a private attorney general.

(d)          Reliance.  Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this Section.

Section 38.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 39.           General.  All representations and warranties contained in this Agreement or in any other agreement between any Grantor and the Secured Party shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.  The Grantors waive notice of the acceptance of this Agreement by the Secured Party.  Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

27

Section 40.           Waiver of Defenses.  Each Grantor waives the benefit of any and all defenses and discharges available to a guarantor, surety, indorser or accommodation party, dependent on its character as such.  Without limiting the generality of the foregoing, each Grantor (in such capacity) waives presentment, demand for payment and notice of nonpayment or protest of any note or other instrument evidencing any of the Obligations; and each Grantor agrees that each Grantor’s liability hereunder and the Security Interest hereby created shall not be affected or impaired in any way by any of the following acts and things (which the Secured Party may do from time to time without notice to each Grantor): (a) by any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Obligations or any evidence thereof or any collateral therefor, (b) by any acceptance or release of collateral for or guarantors of any of the Obligations, (c) by any failure, neglect or omission to realize upon or protect any of the Obligations or to obtain, perfect, enforce or realize upon any collateral therefor or to exercise any Lien upon or right of appropriation of any moneys, credits or property toward the liquidation of any of the Obligations, (d) by any application of payments or credits upon any of the Obligations, or (e) by any irregularity or avoidability of the Obligations (including any avoidability of the Obligations or fraudulent transfers or fraudulent conveyances under any applicable law).  The Secured Party shall not be required, before exercising its rights under this Agreement, to first resort for payment of any of the Obligations to the Borrower or any other Person, its or their properties or estates, or any collateral, property, Liens or other rights or remedies whatsoever.  Each Grantor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to each Grantor against the Borrower or any other Person or property, unless and until all Obligations and all other debts, liabilities and obligations owed by the Borrower and each Grantor to the Secured Party have been paid and discharged.  Each Grantor expects to derive benefits from the transactions resulting in the creation of the Obligations.  The Secured Party may rely conclusively on the continuing warranty, hereby made, that each Grantor continues to be benefited by the Secured Party’s extension of credit accommodations to the Borrower, and the Secured Party shall have no duty to inquire into or confirm the receipt of any such benefits, and this Agreement shall be effective and enforceable by the Secured Party without regard to the receipt, nature or value of any such benefits.

Section 41.           Uniform Electronic Transactions Act.  The Grantors authorize the Secured Party to (a) create electronic images and to destroy paper originals of any imaged documents (and any such images maintained by the Secured Party as a part of its normal business processes shall be given the same legal effect as the paper originals) and (b) convert any instrument into a “transferable record” under the Uniform Electronic Transactions Act (UETA), with the image of such instruments in the Secured Party’s possession constituting an “authoritative copy” under UETA.

Section 42.           Gaming Approval.  Notwithstanding anything to the contrary herein or in any of the other Loan Documents, the parties hereto acknowledge and agree that:

(a)          To the extent that the approval of a Gaming Authority is required under applicable Gaming Laws for the pledge of any of the Collateral consisting of Equity Interests to be effective, the pledge of such Equity Interests will not be effective without such approval; provided, that upon receipt of such approval, such pledge shall become immediately effective without any act or action of any party; provided, further, that until receipt of such approval, physical delivery of certificates representing such pledged Equity Interests shall not be required.

(b)          The physical location of all certificates evidencing the Pledged Collateral shall at all times remain within the territory of the State of Nevada (or, as applicable under the law of another state, in such state) and each such certificate shall be made available for inspection by agents of any Gaming Authority upon request.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

28

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its respective officer thereunto duly authorized as of the date first above written.

GAMING PARTNERS INTERNATIONAL CORPORATION

By:
Name: Gregory S. Gronau
Title: President

GAMING PARTNERS INTERNATIONAL USA, INC.

By:
Name: Gregory S. Gronau
Title: President

Address for the Grantors:
Gaming Partners International Corporation

1700 South Industrial Road

Las Vegas, NV  89102

Fax:  702-598-2494

Signature Page to Pledge and Security Agreement and Irrevocable Proxy

EXHIBIT A TO
PLEDGE AND SECURITY AGREEMENT
AND IRREVOCABLE PROXY

Form of Confirmatory Grant of Security Interest in Intellectual Property

THIS CONFIRMATORY GRANT OF SECURITY INTEREST IN [COPYRIGHTS] [PATENTS][TRADEMARKS] (this “Confirmatory Grant”) is made effective as of [_____________], 20[__], by and from the grantor party hereto (the “Grantor”), to and in favor of NEVADA STATE BANK, a Nevada banking corporation (the “Secured Party”).

WHEREAS, Gaming Partners International Corporation, a Nevada corporation (the “Borrower”) and the Secured Party have entered into a Credit Agreement dated as of June 26, 2015 (as amended, supplemented, extended, restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) pursuant to which the Secured Party has agreed, among other things, to extend to the Borrower certain credit accommodations..

WHEREAS, the Grantor has granted security interests to the Secured Party under the Pledge and Security Agreement and Irrevocable Proxy of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

[WHEREAS, the Grantor owns the trademarks (the “Trademarks”) listed on Exhibit A, which are registered or applied for with the United States Patent and Trademark Office; and]

[WHEREAS, the Grantor owns the patents (the “Patents”) listed on Exhibit A, which are registered or applied for with the United States Patent and Trademark Office; and]

[WHEREAS, the Grantor owns the copyrights (the “Copyrights”) listed on Exhibit A, which are registered or applied for with the United States Copyright Office; and]

WHEREAS, this Confirmatory Grant has been granted in conjunction with the security interest granted to the Secured Party under the Security Agreement.  The rights and remedies of the Secured Party with respect to the security interest granted herein are without prejudice to and are in addition to those set forth in the Security Agreement and the other Loan Documents, all terms and provisions of which are incorporated herein by reference.  If any provisions of this Confirmatory Grant are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1)         Definitions.  All capitalized terms not defined herein shall have the respective meaning given to them in the Credit Agreement.

2)         The Security Interest.

(a)          This Confirmatory Grant is made to secure the performance and payment of (i) all the Obligations and (ii) all of the obligations and liabilities of the Guarantors under the Guaranty.  Upon the payment in full of all Obligations (other than contingent indemnification obligations), the Secured Party shall promptly, upon such satisfaction, execute, acknowledge, and deliver to the Grantor (at the Grantor’s expense) all reasonably requested instruments releasing the security interest in the [Trademarks]/[Patents]/[Copyrights] acquired under this Confirmatory Grant.

(b)          The Grantor hereby grants to the Secured Party a security interest in [all of the Trademarks set forth in Exhibit A now owned or from time to time after the date hereof owned or acquired by the Grantor]/[all of the Patents set forth in Exhibit A now owned or from time to time after the date hereof owned or acquired by the Grantor]/[all of the Copyrights set forth in Exhibit A now owned or from time to time after the date hereof owned or acquired by the Grantor];

(c)          Unless and until an Event of Default occurs and is continuing, the Grantor shall retain the legal and equitable title to the [Trademarks]/[Patents]/[Copyrights], and shall have the right to use and register the Trademarks, Patents and Copyrights in the ordinary course of the business of the Grantor.

[The remainder of this page has been intentionally left blank]

SI-2

IN WITNESS WHEREOF, the Grantor has executed this Confirmatory Grant of Security Interest in [Trademarks][Patents][Copyrights] effective as of the date first written above.

[Grantor]

By:

Name:
Title:

SI-3

CONFIRMATORY GRANT OF SECURITY INTEREST
IN UNITED STATES TRADEMARKS

Exhibit A - SCHEDULE OF TRADEMARKS

United States Trademarks:

Mark	Reg. No.	Reg. Date	Country

CONFIRMATORY GRANT OF SECURITY INTEREST
IN UNITED STATES PATENTS

Exhibit A - SCHEDULE OF PATENTS

PATENT OR PATENT APPLICATION PUBLICATION	OWNER	TITLE	FILING DATE	ISSUE DATE

CONFIRMATORY GRANT OF SECURITY INTEREST
IN UNITED STATES COPYRIGHTS

Exhibit A - SCHEDULE OF COPYRIGHTS

COPYRIGHT	OWNER	REGISTRATION NO.	REGISTRATION DATE

SCHEDULE I
TO
PLEDGE AND SECURITY AGREEMENT

PLEDGED EQUITY INTERESTS

Issuer	Grantor	Percentage Ownership	Certificate No.	Class of Interest	No. of Units/ Shares
Gaming Partners International USA, Inc. (Subject to approval by the applicable Gaming Authority in Nevada pursuant to Section 6.22 of the Credit Agreement)	Gaming Partners International Corporation	100%	1	Common	500

PLEDGED DEBT

None.

SCHEDULE II
TO
PLEDGE AND SECURITY AGREEMENT

Deposit Accounts

Grantor	Account Name
GPIC	Payroll Acct.
GPIC	Operating/Accts Pay. Acct.
GPIC	Escrow Acct. – Blue Chip
GPI USA	Operating/Accts Pay. Acct.
GPI USA	Operating/Accts Pay. Acct.
GPI USA	Payroll Acct.

Securities Accounts

Grantor	Account Name
GPIC	Marketable Securities
GPIC	Marketable Securities
GPIC	American Stock & Transfer Account

SCHEDULE III TO
PLEDGE AND SECURITY AGREEMENT

Intellectual Property

See attached

PATENTS

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
5,651,548	7/29/1997	Gaming Chips with Electronic Circuits Scanned by Antennas in Gaming Chip Placement Areas for Tracking the Movement of Gaming Chips Within a Casino Apparatus and Method	Assignment of Assignors Interest	John B. French and William Piehl	Chip Track International	11/4/1996	008207/0341
			Assignment of Assignors Interest	William Piehl, Chip Track International Inc. A Nevada Corporation, and John B. French	Enpat Inc.	10/30/2000	011213/0614
			Assignment of Assignors Interest	Enpat, Inc.	Shuffle Master, Inc.	1/7/2005	015571/0075
			Assignment of Assignors Interest	Shuffle Master, Inc.	IGT	7/25/2005	017411/0268
			Assignment of Assignors Interest	Shuffle Master, Inc.	IGT	11/2/2006	018471/0422
			Assignment of Assignors Interest	IGT	Gaming Partners International USA, Inc.	8/13/2014	033530/0393
8,783,688	7/22/2014	Gaming Tables Having a Table Top Exchangeable Insert	Assignment of Assignors Interest	Emmanuel Gelinotte, Francisco Javier Moreno, and Gregory S. Gronau	Gaming Partners International USA, Inc.	3/26/2013	030083/0931
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-3

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
8,528,909	9/10/2013	Gaming Table Protecting Antennas From Electromagnetic Interferences	Assignment of Assignors Interest	Emmanuel Gelinotte, Francisco Javier Moreno, Gregory S. Gronau, and Justin Woodard	Gaming Partners International USA, Inc.	3/25/2011	026025/0481
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
D657427	4/10/2012	RFID Chip Tray	Assignment of Assignors Interest	Gregory S. Gronau, Emmanuel Gelinotte, Francisco Javier Moreno, and Justin Woodard	Gaming Partners International USA, Inc.	11/18/2010	025373/0221
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
D669473	10/23/2012	Portable Chip Reader	Assignment of Assignors Interest	Gregory S. Gronau, Emmanuel Gelinotte, Francisco Javier Moreno, and Justin Woodard	Gaming Partners International USA, Inc.	11/18/2010	025373/0183
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
7,913,915	3/29/2011	Token With Structure to Prevent Damage During Molding	Assignment of Assignors Interest	Heriberto Corrales Castaneda	Gaming Partners International USA, Inc.	12/10/2005	016878/0800
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-4

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
7,926,725	4/19/2011	Method of Making a Token With an Electronic Identifier	Assignment of Assignors Interest	Gerard Charlier and Heriberto Corrales Castaneda	Gaming Partners International USA, Inc.	1/4/2006	016971/0033
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
7,942,334	5/17/2011	Token With an Electronic Identifier	Assignment of Assignors Interest	Gerard Charlier and Heriberto Corrales Castaneda	Gaming Partners International USA, Inc.	1/4/2006	016970/0971
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
6,199,862	3/13/2011	Token Drop	Assignment of Assignors Interest	Shane Long and David Warren	Gaming Edge Products, LLC	3/14/2001	011584/0593
			Assignment of Assignors Interest	David Warren and Shane Long	Gaming Edge Products	2/15/2005	016256/0997
			Assignment of Assignors Interest	GamingEdge Products, LLC	Gaming Partners International USA, Inc.	3/20/2005	015918/0973

SIII-5

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
6,834,855	12/28/2004	Dice Scanner	Assignment of Assignors Interest	Edward J. Mancuso	Gaming Partners International USA, Inc.	3/8/2005	015748/0653
4,827,640	5/9/1989	Gaming Token and Process Therefor	Assignment of Assignors Interest	Bernard B. Jones	Bud Jones Company, Inc., The	8/11/2000	011052/0220
			Merger	The Bud Jones Company, Inc.	Paul-Son Gaming Supplies, Inc.	9/16/2004	015134/0130
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
5,166,502	11/24/1992	Gaming Chip With Implanted Programmable Identifier Means & Process for Fabricating Same	Assignment of Assignors Interest	Trend Plastics, Inc.	Bud Jones Company, Inc., The	8/15/2001	012075/0055
			Assignment of Assignors Interest	Bud Jones Co. Inc., By Assignment, The	Paul-Son Gaming Supplies, Inc.	2/3/2004	015676/0850
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590

SIII-6

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
5,568,666	10/29/1996	Gaming Table Cloth	Assignment of Assignors Interest	Gilbert E. Seibert	Paulson Gaming Supplies, Inc.	11/19/1999	010395/0490
			Assignment of Assignors Interest	Gilbert E. Seibert	Paulson Gaming Supplies, Inc.	12/3/1999	010437/0436
			Assignment of Assignors Interest	Gibert E. Seibert	Paulson Gaming Supplies, Inc.	11/18/2002	013475/0661
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
5,673,503	10/7/1997	Gaming Chip With Edge Insert and Process for Fabricating Same	Assignment of Assignors Interest	Thomas G. Rendleman	Trend Plastics, Inc.	1/23/1996	007809/0962
			Assignment of Assignors Interest	Trend Plastics, Inc.	Bud Jones Company, Inc., The	8/15/2001	012075/0055
			Assignment of Assignors Interest	The Bud Jones Company, Inc.	Paul-Son Gaming Supplies, Inc.	2/3/2004	014926/0762
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-7

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
5,692,748	12/2/1997	Card Shuffling Device and Method	Assignment of Assignors Interest	Anthony Frisco and Ferrell Sullibant	Paulson Gaming Supplies, Inc.	9/26/1996	008428/0693
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
6,296,190	10/2/2001	Gaming Chip With Transponder and a Method for Making Same	Assignment of Assignors Interest	Thomas G. Rendleman	Trend Plastics, Inc.	5/3/1999	009940/0139
			Assignment of Assignors Interest	Trend Plastics, Inc.	Bud Jones Company, Inc., The	8/15/2001	012075/0055
			Assignment of Assignors Interest	The Bud Jones Co., Inc.	Paul-Son Gaming Supplies, Inc.	2/3/2004	014926/0762
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
6,508,466	1/21/2003	Easy Handling Gaming Chip	Assignment of Assignors Interest	Thomas G. Rendleman	Trend Plastics, Inc.	10/29/1999	010356/0032
			Assignment of Assignors Interest	Trend Plastics, Inc.	Bud Jones Company, Inc., The	8/15/2001	012075/0055
			Assignment of Assignors Interest	The Bud Jones Co., Inc.	Paul-Son Gaming Supplies, Inc.	2/3/2004	014926/0762
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-8

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
6,210,267	4/3/2001	Air Rail	Assignment of Assignors Interest	Shane Long and David Warren	Gaming Edge Products, L.L.C.	1/10/2001	011431/0644
			Assignment of Assignors Interest	GamingEdge Products, LLC	Gaming Partners International USA, Inc.	3/20/2005	015918/0973
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
6,402,142	6/11/2002	Method for Handling of Cards in a Dealer Shoe, and a Dealer Shoe	Assignment of Assignors Interest	David Warren and Shane Long	Gaming Edge Products LLC	5/1/2002	012853/0921
			Assignment of Assignors Interest	David Warren and Shane Long	Gaming Edge Products	2/15/2005	016256/0997
			Assignment of Assignors Interest	GamingEdge Products, LLC	Gaming Partners International USA, Inc.	3/20/2005	015918/0973

SIII-9

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
5,735,742	4/7/1998	Gaming Table Tracking System and Method	Assignment of Assignors Interest	William Piehl, Chip Track International Inc. A Nevada Corporation, and John B. French	Enpat Inc.	10/30/2000	011213/0614
			Assignment of Assignors Interest	Enpat, Inc.	Shuffle Master, Inc.	1/7/2005	015571/0075
			Assignment of Assignors Interest	Shuffle Master, Inc.	IGT	7/25/2005	017411/0268
			Assignment of Assignors Interest	Shuffle Master, Inc.	IGT	11/2/2006	018471/0422
			Assignment of Assignors Interest	IGT	Gaming Partners International USA, Inc.	8/13/2014	033530/0393
D702236	4/8/2014	Portable Chip Reader	Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
8,668,148	3/11/2014	RFID Chip Tray	Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-10

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
6,508,466	1/21/2003	Easy Handling Gaming Chip	Assignment of Assignors Interest	Thomas G. Rendleman	Trend Plastics, Inc.	10/29/1999	010356/0032
			Assignment of Assignors Interest	Trend Plastics, Inc.	Bud Jones Company, Inc., The	8/15/2001	012075/0055
			Assignment of Assignors Interest	The Bud Jones Co., Inc.	Paul-Son Gaming Supplies, Inc.	2/3/2004	014926/0762
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
7,382,229	6/3/2008	Method of Managing a Plurality of Electronic Microcircuit Chip Readers and Equipments for Implementing Said Method	Assignment of Assignors Interest	Dan Tudor Vuza	Gaming Partners International	6/30/2005	018128/0327
			Assignment of Assignors Interest	Viktor Mayer	Gaming Partners International	6/9/2006	017753/0226
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-11

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
8888102	11/18/2014	Gaming tables having a table top exchangeable insert
6581747	6/24/2003	Gaming token with an electronic chip and methods for manufacturing the same
7100501	9/5/2006	Devices for marking gaming chips and pad printing installations incorporating same
7063012	6/20/2006	Method for ink pad and sublimation printing and sublimable tampographic links
7563834	7/21/2009	Method for ink pad and sublimation printing and sublimable tampographic links

SIII-12

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
7883408	2/8/2011	Station for reading and/or writing in electronic gaming chips
7931204	4/26/2011	Electronic microchip token and its fabrication process
7918455	4/5/2011	Chip with insert including an electronic microchip
7866583	1/11/2011	Token with electronic device, method of making thereof, and apparatus for making thereof
8336881	12/25/2012	Method of producing a gaming chip, and a gaming chip comprising two plaques
5794532	8/16/1998	Gambling chip and method marking same

SIII-13

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
5895321	4/20/1999	Gambling chip
6467413	10/22/2002	Method for marking a gaming disk by pad printing and device for implementing same
US Publication No.	Publication Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
20030218299	11/27/2003	Method of Manufacturing Gaming Dice and Die Made Thereby	Assignment of Assignors Interest	Fred Zapata	Bud Jones Company, Inc., The	5/22/2002	01037/0748
			Merger	Bud Jones Company, Inc., The	Paul-Son Gaming Supplies, Inc.	5/5/2003	014032/0622
			Change of Name	Paul-Son Gaming Supplies, Inc.	Gaming Partners International USA, Inc.	9/30/2004	015201/0590

SIII-14

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
20120105215	5/3/2012	Portable Reader	Assignment of Assignors Interest	Gregory S. Gronau, Emmanuel Gelinotte, Francisco Javier Moreno, and Justin Woodard	Gaming Partners International Corporation	5/8/2013	030373/0813
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849
20130313776	11/28/2013	Anti-Bacterial Gaming Currency and Gaming Accessories	Assignment of Assignors Interest	Emmanuel Gelinotte, Gregory S. Gronau, and Celine Rappeneau	Gaming Partners International USA, Inc.	7/6/2012	028503/0855
			Assignment of Assignors Interest	Gaming Partners International USA, Inc.	Gaming Partners International Corporation	5/28/2013	030492/0849

SIII-15

US Patent No.	Issue Date	Title	Assignment Type	Assignor	Assignee	Date	Reel/Frame
20130316797	11/28/2013	Total Money Management System	Assignment of Assignors Interest	Emmanuel Gelinotte, Kirsten Clark, Scott McCarthy, and Gregory S. Gronau	Gaming Partners International Corporation	7/24/2013	030865/0123
20140339107	11/20/2014	RFID Plaque Box	Assignment of Assignors Interest	Emmanuel Gelinotte, Bernard Molina, Miguel Choi, Scott McCarthy, Benjamin Raz, Kirstin Clark, Gregory S. Gronau, and Regis Marcel Roger Vicaire	Gaming Partners International Corporation	11/5/2013	031548/0027
20130229952	9/5/2013	Method and Apparatus for Avoiding Interference Between Multiple Radios in a User Equipment	Assignment of Assignors Interest	Henri Markus Koskinen, Jussi Kustaa Ojala, Antti-Veikko Pipponen, and Tommi Juhani Zetterman	Nokia Corporation	5/21/2013	030459/0253
			Corrective Assignment	Henri Markus Koskinen, Jussi Kustaa Ojala, Antti-Veikko Piipponen, and Tommi Juhani Zetterman	Nokia Corporation	8/21/2013	031058/0804
			Assignment of Assignors Interest	Francisco Javier Moreno, Emmanuel Gelinotte, Gregory S. Gronau, Kirsten Clark, Heriberto C. Corrrales, Ramon R. Saturnino, Raul M. Castro, and Joseph B. Friedman	Gaming Partners International Corporation	5/16/2013	030428/0837

SIII-16

TRADEMARKS

Our Matter	Your Ref.	Trademark	Trademark Description	Country	Application No./ Filed	Registration No./ Issued	Status	International Class(es)	Goods
101821.000520	T0063.US	BUD JONES	BUD JONES (word mark)	United States	78/154960 08/16/2002	2890152 09/28/2004	Renewal due 09/28/2024	28	Dice and gaming chips
101821.000522	T0140.US		D-TECT (word mark)	United States	85/904681 04/15/2013	4439965 09/10/2013	Section 8 Declaration due 09/10/2019	28	Game equipment, namely, chips
101821.000526	T0108.US		PAULSON PRO SERIES (word mark)	United States	85/181085 11/1/2010	4129429 04/17/2012	Section 8 Declaration due 04/17/2018	28	Gaming equipment, namely, playing cards and chips
101821.000529	T0102.US		LASERTRACK (word mark)	United States	85/047786 05/25/2010	4020331 08/30/2011	Section 8 Declaration due 08/30/2017	28	Dice; Game equipment, namely, infrared security dyes sold as a component part of gaming chips; Playing cards
101821.000530	T0062.US		E READY & Design (in red & blue)	United States	77/746897 05/28/2009	3741374 01/19/2010 (Supplemental)	Section 8 Declaration due 01/19/2016	28	Gaming tables
101821.000531	T0061.US		PSV SERIES (word mark)	United States	77/735819 05/13/2009	3791347 05/18/2010	Drop per client instructions	28	Playing cards
101821.000532	T0060.US		EREADY (word mark)	United States	77/732030 05/07/2009	3738415 01/12/2010 (Supplemental)	Section 8 Declaration due 01/12/2016	28	Gaming tables
101821.000537	T0074.US	CASINO CURRENCY CONTROL	CASINO CURRENCY CONTROL (word mark)	United States	78/980767 11/15/2005	3545460 12/09/2008	Drop per client instructions 8/27/2014	9 35

Gaming tokens and chips, electronic or non-contact electronic chip operated; devices for control, authentication, identification, monitoring of movement, reading and writing for gaming tokens and chips, electronic or non-contact electronic chip, comprising a radio frequency identification transponder and containing an electronic memory; apparatus for reading, writing, recording, transmission or reproduction of data, equipment for processing information, namely, chips, integrated circuits, magnetic data media, optical data media, magnetic encoded cards, magnetic identity cards, data processing apparatus, intercommunication apparatus, transmitters of electronic signals, telecommunication transmitting sets, microprocessors, electronic transistors, transmitters; equipment for software, computers, namely, network computers, computers intended for casino's customers; computer network programs, electronic sorting machines, all the aforesaid goods for use with gaming tokens and chips; token-operated electronic game boards; electronic gaming tables; electronic gaming chip casino tables; electronic security and information management systems for casinos or games rooms; electronic security systems, namely, anti-intrusion alarms, people locators in the nature of a device programmed to use a global positioning systems (GPS) and cellular telecommunications and information management systems, namely, computer software for scheduling and downloading information about patrons in casinos or game rooms; electronic or electro-magnetic detectors for game tokens or chips.

Sales promotion services directly to casinos of supplies and equipment for casinos for use with gaming chips and tokens

SIII-17

Our Matter	Your Ref.	Trademark	Trademark Description	Country	Application No./ Filed	Registration No./ Issued	Status	International Class(es)	Goods
101821.000538	T0070.US		GPI & Design (black & white)	United States	78/753509 11/14/2005	3158096 10/17/2006	Renewal due 10/17/2016	9	Casino gaming supplies, namely, radio frequency identification device chips and plaques, and radio frequency identification device chip readers
101821.000539	T0071.US		GPI & Design (black & white)	United States	78/753520 11/14/2005	3158098 10/17/2006	Renewal due 10/17/2016	28	Game equipment, namely, chips, dice, playing cards, table layouts and gaming tables
101821.000540	T0069.US		GPI & Design (black & white)	United States	78/753494 11/14/2005	3176646 11/28/2006	Renewal due 11/28/2016	35	Wholesale distributorship featuring gaming and casino supplies
101821.000541	T0068.US		T-K (word mark)	United States	78/753388 11/14/2005	3158093 10/17/2006	Renewal due 10/17/2016	28	Gaming equipment, namely, dice
101821.000545	T0067.US		PAULSON (word mark)	United States	78/570082 02/17/2005	3191178 01/02/2007	Renewal due 01/02/2017	9	Computer gaming software and hardware
101821.000546	T0066.US	PAULSON	PAULSON (word mark)	United States	78/553677 01/25/2005	3089726 05/09/2006	Renewal due 05/09/2016	40	Custom manufacturing of gaming equipment of others

SIII-18

Our Matter	Your Ref.	Trademark	Trademark Description	Country	Application No./ Filed	Registration No./ Issued	Status	International Class(es)	Goods
101821.000547	T0064.US	PAULSON	PAULSON (word mark)	United States	78/553636 01/25/2005	3191145 01/02/2007	Renewal due 01/02/2017	28	Playing cards
101821.000548	T0065.US	PAULSON	PAULSON (word mark)	United States	78/553663 01/25/2005	3191146 01/02/2007	Renewal due 01/02/2017	28	Gaming chips and dice
101821.000549	T0046.US	CHIPSOFT	CHIPSOFT	United States	76/535249 08/06/2003	2985876 08/16/2005	Renewal due 08/16/2015	9 28

Electronic and smart contactless gaming tokens, chips and plaques all containing electronic chips for supervision, authentication, identification, tracking, and sorting of casino and gaming activity; c gaming tokens, chips [ and plaques ] with embedded radio frequency identification transponders including an electronic memory.

Gaming tokens, chips

101821.000550	T0045.US	GPI	GPI (word mark)	United States	76/322104 10/09/2001	2733101 07/01/2003	Renewal due 07/01/2023	35	[Retail store services, wholesale stores, and ] wholesale distributorships featuring casino supplies and equipment
101821.000551	T0044.US	GAMING PARTNERS INTERNATIONAL	GAMING PARTNERS INTERNATIONAL (word mark)	United States	76/332103 10/09/2001	2722803 06/03/2003	Renewal due 06/03/2023	35	[Retail store services featuring supplies and equipment and wholesale stores featuring casino supplies and equipment and ] wholesale distributorships featuring casino supplies and equipment
101821.000555	T0037.US	GRAND PIP	GRAND PIP (word mark)	United States	75/938596 03/08/2000	2530623 01/15/2002	Renewal due 01/15/2022	28	Playing Cards
101821.000556	T0036.US	PAUL-SON FX	PAUL-SON (word mark)	United States	75/938595 03/08/2000	2579724 06/11/2002	Renewal due 06/11/2022	40	Custom manufacture of gaming table layouts for others
101821.000557	T0033.US	CASINO DE ISTHMUS CITY	CASINO DE ISTHMUS CITY (word mark)	United States	75/741056 07/01/1999	2439440 03/27/2001	Renewal due 03/27/2021	28	Gaming Chips
101821.000558	T0026.US	AIR RAIL	AIR RAIL (word mark)	United States	75/494616 06/01/1998	2369265 07/18/2000	Renewal due 07/18/2020	11	General ventilation equipment, namely, smoke diversion units, fans and blowers for commercial use

SIII-19

Our Matter	Your Ref.	Trademark	Trademark Description	Country	Application No./ Filed	Registration No./ Issued	Status	International Class(es)	Goods
101821.000561	T0003.US		Deisgn of Visuel	United States	74/639938 02/24/1995	1951247 01/23/1996	Renewal due 01/23/2016	16	Playing cards
101821.000562	T0002.US	PAUL-SON GAMING SUPPLIES	PAUL-SON GAMING SUPPLIES (word mark)	United States	74/635749 02/17/1995	1972584 05/07/1996	Renewal due 05/07/2016	40	Custom manufacture of gaming equipment for others
101821.000563	T0001.US		Top Hat Design	United States	72/423184 05/03/1972	960790 06/12/1973	Renewal due 06/12/2023	28	Gaming chips
101821.000668	T0164.US		Sunburst Design	United States	85/336608 06/02/2011	4141474 05/15/2012	Section 8 due 05/15/2018	28	Playing cards
101821.000669	T0165.US		THE ZONKS and Design of Yellow and Black Striped Bar	United States	78/699823 08/24/2005	3203614 01/30/2007	Renewal due 01/30/2017	28	Playing cards
101821.000670	T0166.US	GEMPAK	Gempak (word mark)	United States	77/014691 10/05/2006	3319246 10/23/2007	Renewal due 10/23/2017	28	Playing cards
101821.000671	T0167.US	GEMACO	Gemaco (word mark)	United States	77/057906 12/06/2006	3374987 01/29/2008	Renewal due 01/29/2018	16, 28	Calendar cards Playing cards, fabric table layouts for gaming tables
101821.000679	T0175.US		Card back repetitive gem design	United States	73/412475 02/04/1983	1314104 01/08/1985	Renewal due 01/08/2018	28	Playing cards
101821.000680	T0176.US		Diamond design	United States	73/508181 11/13/1984	1337878 05/28/1985	Renewal due 05/28/2015	28	Playing cards

SIII-20

Our Matter	Your Ref.	Trademark	Trademark Description	Country	Application No./ Filed	Registration No./ Issued	Status	International Class(es)	Goods
101821.000681	T0177.US		Card back with five star design	United States	73462140 01/23/1984	1349226 07/16/1985	Renewal due 07/16/2015	28	Playing cards
101821.000682	T0178.US	VALUGEM	Valugem (word mark)	United States	77/921056 01/27/2010	3840909 08/31/2010	Section 8 due 08/31/2016	28	Playing cards
101821.000683	T0179.US		Findex (stylized letters)	United States	73/605818 06/23/1986	1429200 02/17/1987	Renewal due 02/17/2017	28	Information bearing file cards
101821.000684	T0180.US	MINIGEM	Minigem (word mark)	United States	75/793861 09/07/1999	2362343 06/27/2000	Renewal due 06/27/2020	28	Playing cards
101821.000685	T0181.US		Sentinel Security Series and design of a spade, eagle and ribbon with stars	United States	75/764573 07/30/1999	2372707 08/01/2000	Renewal due 08/01/2020	28	Playing cards
101821.000686	T0182.US	CALDEX	Caldex (word mark)	United States	74/071652 06/22/1990	1642806 04/30/1991	Renewal due 04/30/2021	28	Calendar cards
101821.000687	T0183.US	IDEA DECK	Idea Deck (word mark)	United States	76/121963 09/05/2000	2478092 08/14/2001	Renewal due 08/14/2021	28	Playing cards

SIII-21

COPYRIGHTS

Work Title	Registration Date Registration Number	Owner
GPI Casino Royale Gaming Chips	Reg No. VA0001710796 Reg 04/08/2008	Gaming Partners International USA, Inc.
GPI Casino Royale Gaming Chips	Reg No. VA0001753684 Reg 04/08/2008	Gaming Partners International USA, Inc.
GPI Paulson Poker Chips	Reg No. VA0001710841 Reg 04/08/2008	Gaming Partners International USA, Inc.

SIII-22

SCHEDULE IV TO
PLEDGE AND SECURITY AGREEMENT

Names, Jurisdictions of Organization; Organizational Numbers;
Locations of Collateral; Trade Names

NAMES, OFFICES, LOCATIONS AND JURISDICTIONS

1.        Gaming Partners International Corporation

a.         Jurisdiction: Nevada

b.         Entity Number: C16935-1993

c.         NV Business ID: NV19931102753

2.        Gaming Partners International USA, Inc.

a.         Jurisdiction: Nevada

b.         Entity Number: C2472-1969

c.         NV Business ID: NV19691002459

3.        Locations Where Collateral is Located:

a.         1700 S. Industrial Road, Las Vegas, NV 89102;

b.         2925 North 7 Highway, Blue Springs, MO 64014;

c.         1220 N. Hidalgo Avenue, San Luis, AZ 85349;

d.         3101 Geospace Drive, Independence, MO 64056;

e.         2901 Atlantic Avenue, Atlantic City, NJ 08401; and

f.         12231 Ashley Drive, Gulfport, MS 39503.